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                                                               EXHIBIT 23.3

                            CONSENT OF COUNSEL

     We hereby consent to all references to our Firm included in or made a part of this Registration Statement, and all amendments thereto.


                                       /s/ BEST BEST & KRIEGER LLP
                                       ---------------------------
                                         BEST BEST & KRIEGER LLP


Riverside, California
August 19, 1997